UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MYRIAD INTERNATIONAL, CORP.
(Name of small business issuer in its charter)

Nevada	5030
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)

848 N. Rainbow Blvd. #2167 Las Vegas, NV 89107 Tel: (415) 504-3659 Fax: (775) 996-7314 (Address and telephone number of registrant's executive office)	Silver Shield Services, Inc. 2840 Hwy 95Alt S. #7 Silver Springs, NV 89429 Tel: (775) 577-4822 Fax: (775) 577-4429 (Name, address and telephone number of agent for service)

_________________

Copies to:

Dean Law Corp.

601 Union Street, Suite 4200

Seattle, Washington 98101

Telephone: (206) 274-4598

Facsimile: (206) 493-2777

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

               Large accelerated filer           |__|

Accelerated filer

|__|

 Non-accelerated filer

|__|

Smaller reporting company

| X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share	Offering Price	Fee
Common Stock:	1,500,000	$0.05	$75,000	$2.95

[1]   Estimated solely for purposes of calculating the registration fee under Rule 457.

        There is no current market for the securities. Although the registrant’s common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.05 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

MYRIAD INTERNATIONAL, CORP.
Shares of Common Stock
500,000 minimum - 1,500,000 Maximum

     Before this offering, there has been no public market for our common stock..

     We are offering up to a total of 1,500,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers, 500,000 shares minimum, 1,500,000 shares maximum. The offering price is $0.05 per share. In the event that 500,000 shares are not sold within 240 days, all money received by us will be promptly returned to you without interest or deduction of any kind. However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. If at least 500,000 shares are sold within 240 days, all money received by us will be retained by us and there will be no refund. Funds will be held in our corporate bank account. Sold securities are deemed securities, which have been paid for with collected funds prior to expiration of 240 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust of similar account. It is our bank account under our control where we will keep your funds. As a result, creditors could attach the funds.

     There are no minimum purchase requirements.

     Our common stock will be sold by Evgeny Smirnov, our sole officer and director.

     Investing in our common stock involves risks. See "Risk Factors" on pages 7 - 12.

	Offering Price	Expenses	Proceeds to Us
Per Share - Minimum	$0.05	$0.016	$0.034
Per Share - Maximum	$0.05	$0.0053	$0.0447
Minimum	$25,000	$8,000	$17,000
Maximum	$75,000	$8,000	$67,000

     The difference between the Aggregate Offering Price and the Proceeds to Us is $8,000. The $8,000 will be paid to unaffiliated third parties for expenses connected with this offering. The $8,000 will be paid from the first proceeds of this offering.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

     The date of this prospectus is February 26, 2009.

SUMMARY OF OUR OFFERING

Our business

     We intend to commence operations in the business of exporting Structural Insulated Panels (SIP) from US and Canada to Russia.  We are a start-up stage company. We are a company without revenues or operations; we have minimal assets and have incurred losses since inception.  To date, the only operations we have engaged in are the development of a business plan and the registration of the domain name for our new website.

     Our principal office is located in 848 N. Rainbow Blvd. #2167, Las Vegas, NV 89107. Our telephone number is (415) 675-1928. We were incorporated on November 6, 2008 under the laws of the state of Nevada. Our registered agent for service of process is Silver Shield Services, Inc., located at 2840 Hwy 95Alt S. #7, Silver Springs, NV 89429. Our fiscal year end is January 31.

The offering

     Following is a brief summary of this offering:

Securities being offered	Up to 1,500,000 shares of common stock, par value $0.001.
Offering price per share	$0.05
Offering period	The shares are being offered for a period not to exceed 240 days.
Net proceeds to us	$17,000 assuming the minimum number of shares is sold. $67,000 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and working capital.
Number of shares outstanding before the offering	3,000,000
Number of shares outstanding after the offering if all of the shares are sold	4,500,000

Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of January 31,2009
(Audited)
Balance Sheet
Total Assets	$2,990
Total Liabilities	$704
Stockholders Equity	$2,286

Period from November 6, 2008(date of
inception) to January 31,2009
(Audited)
Income Statement
Revenue	$-
Total Expenses	$714
Net Loss	$(714)

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

     We have not started our business. We need the proceeds from this offering to start our operations. If the minimum of $25,000 is raised, this amount will enable us, after paying the expenses of this offering, to begin the process of locating, sourcing and negotiating with Structural Insulated Panels producers. It will also enable us to initiate development on our website, begin negotiating with potential buyers of SIP in Russia, initiate the development of our marketing plans and initiate the development of marketing and support material such as business cards, brochures, flyers and catalogues.  We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

             There is substantial doubt as to whether we will continue operations. If we discontinue operations, you could lose your investment.

     We were incorporated on November 6, 2008 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $714 of which $10 is for bank charges and $704 is for an incorporation service fee. These factors raise substantial doubt regarding the ability of our business to continue as a going concern. We anticipate that we will incur increased expenses without realizing enough revenues. We therefore expect to incur significant losses in the foreseeable future. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to find enough buyers of SIP in Russia and earn profit by receiving commission from exporting SIP. We cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

       Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, or our officer and director misappropriates the funds for their own use, you will lose your investment.

     Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. Further, our sole officer and director will have the power to appropriate the $75,000 we raise. As such, he could take the funds without your knowledge for their own use. If that happens, you will lose your investment and your funds will be used to pay creditors.

Our business can be affected by currency rate fluctuation.

       For the last six months the Russian Ruble has fallen 45% against the US Dollar. If the Russian Ruble will continue declining against the US Dollar, the price for SIP will become very high for Russian purchasers and they may switch to other building materials.

Because we will export our product overseas, we can be affected by disruptions in delivery.

We will export our product overseas. Because we intend to export Structural Insulated Panels and deliver them directly to our customers, we believe that disruptions in shipping deliveries may affect us. Deliveries of our products may be disrupted through factors such as:

(1)

raw material shortages, work stoppages, strikes and political unrest;

(2)

problems with ocean shipping, including work stoppages and shipping container shortages;

(3)

increased inspections of import shipments or other factors causing delays in shipments; and

(4)

economic crises, international disputes and wars.

Because our sole officer and director owns 66.67% of our outstanding common stock, he will make and control corporate decisions that may be disadvantageous to minority shareholders.

If maximum offering shares will be sold, Mr. Smirnov, our sole officer and director, will own 66.67% of the outstanding shares of our common stock.  Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Smirnov may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

We may in the future issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

     Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 3,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

   Because our sole officer and director has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

     Our sole officer and director, Evgeny Smirnov, will only be devoting limited time to our operations. Mr. Smirnov intends to devote 35% of his business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Evgeny Smirnov from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Smirnov may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

 Because we have only one officer and director who has no formal training in financial accounting and management, who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

     We have only one officer and director. He has no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. While Mr. Smirnov has no formal training in financial accounting matters, he has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors.

   If Evgeny Smirnov, our sole officer and director, should resign or die, we will not have a chief executive officer that could result in our operations suspending. If that should occur, you could lose your investment.

     We extremely depend on the services of our sole officer and director, Evgeny Smirnov, for the future success of our business. The loss of the services of Mr. Smirnov could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

We have not paid dividends and we do not expect to pay them in the foreseeable future.

      We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

      The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

When our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

      As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. When our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

   In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

     There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

 We have no experience as a public company.

     We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially and adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

USE OF PROCEEDS

     Our offering is being made on a self-underwritten $25,000 minimum, $75,000 maximum basis. The table below sets forth the use of proceeds if $25,000 or $75,000 of the offering is sold.

	$25,000	$75,000
Gross proceeds	$25,000	$75,000
Offering expenses	$8,000	$8,000
Net proceeds	$17,000	$67,000

The net proceeds will be used as follows:

Website development	$4,000	$10,000
Marketing and advertising	$5,000	$17,000
Establishing an office	$2,000	$10,000
Salaries/Commissions	$0	$15,000
Audit, accounting and filing fees	$3,000	$5,000
Working capital	$3,000	$10,000

     Total offering expenses to be paid from the proceeds are $8,000. They consist of $2,000 for legal fees; $197.05 for printing our prospectus; $3,500 for audit and accounting fee; $2,300 for our transfer agent; and $2.95 for our SEC filing fee.

Once we complete our public offering, we plan to begin the development of our website. We have registered the domain name for our website: www.myriadisp.com. We plan to contract a website developer who will design and build our website. We will use our website to display and promote our product. We plan to promote our website on search engines, participating in theme events such as show and exhibitions and direct marketing such as phone calls and emails to potential customers.

The marketing and advertising campaign will include negotiations with building material distributors, homebuilders and constructors. Also it will include the design and printing of various sales and presentation materials. The cost of developing the campaign is estimated to be between $5,000 and $17,000.

We intend to hire one additional employee to handle administrative duties, provided we raise the maximum amount of the offering.

We estimate the cost to establish our office to be approximately $2,000 to $10,000. This will include set up physical office space, furniture, telephone, fax and computer in order to operate our business.

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate all our efforts on raising capital during this period. We do not plan to begin business operations until we complete our public offering.

DETERMINATION OF OFFERING PRICE

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $75,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

-

the proceeds to be raised by the offering;

-

our lack of operating history;

-

the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholder; and

-

our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

     As of January 31, 2009, the net tangible book value of our shares of common stock was $2,286 or approximately $0.0008 per share based upon 3,000,000 shares outstanding.

If 100% of the Shares Are Sold:

     Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 4,500,000 shares to be outstanding will be $77,286 or approximately $0.017 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.016 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.017 per share.

     After completion of this offering, if 1,500,000 shares are sold, you will own approximately 33.33% of the total number of shares then outstanding for which you will have made cash investment of $75,000, or $0.05 per share. Our existing stockholders will own approximately 66.67% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,000.00 or $0.001 per share.

If 1,000,000 Shares Are Sold:

     Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 4,000,000 shares to be outstanding will be $52,286, or approximately $0.013 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.012 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.013 per share.

     After completion of this offering, if 1,000,000 shares are sold, you will own 25% of the total number of shares then outstanding for which you will have made a cash investment of $50,000, or $0.05 per share. Our existing stockholders will own 75% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,000.00 or $0.001 per share.

If the Minimum Number of the Shares Are Sold:

     Upon completion of this offering, in the event 500,000 shares are sold, the net tangible book value of the 3,500,000 shares to be outstanding will be $27,286, or approximately $0.008 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.007 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.008 per share.

     After completion of this offering, if 500,000 shares are sold, you will own approximately 14.29% of the total number of shares then outstanding for which you will have made a cash investment of $25,000, or $0.05 per share. Our existing stockholders will own approximately 85.71% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,000.00 or  $0.001 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0008
Potential gain to existing shareholders	$75,000
Net tangible book value per share after offering	$0.017
Increase to present stockholders in net tangible book value per share
after offering	$75,000
Capital contributions	$3,000
Number of shares outstanding before the offering	3,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	4,500,000
Percentage of ownership after offering	66.67%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.05
Dilution per share	$0.016
Capital contributions	$75,000
Number of shares after offering held by public investors	1,500,000
Percentage of capital contributions by existing shareholders	3.85%
Percentage of capital contributions by new investors	96.15%
Percentage of ownership after offering	33.33%

Purchasers of Shares in this Offering if Two-third of Shares Sold

Price per share	$0.05
Dilution per share	$0.013
Capital contributions	$50,000
Number of shares after offering held by public investors	1,000,000
Percentage of capital contributions by existing shareholders	5.66%
Percentage of capital contributions by new investors	94.34%
Percentage of ownership after offering	25%

Purchasers of Shares in this Offering One-third of Shares Sold

Price per share	$0.05
Dilution per share	$0.008
Capital contributions	$25,000
Percentage of capital contributions by existing shareholders	10.71%
Percentage of capital contributions by new investors	89.29%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	14.29%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     We are offering 1,500,000 shares of common stock on a self-underwritten basis, 500,000 shares minimum, and 1,500,000 shares maximum basis. The offering price is $0.05 per share. Funds from this offering will be placed in our corporate bank account.  The funds will be maintained in our bank account until we receive a minimum of $25,000 at which time we will use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will be deposited in the company’s bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum amount of $25,000 within 240 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 240-day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $25,000 within the 240-day period referred to above. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

-

change to allow sales to affiliates in order to meet the minimum sales requirement;

-

change in the offering price;

-

change in the minimum sales requirement;

-

extension of the offering period beyond 240 days; and

-

change in the amount of proceeds necessary to release the proceeds held in the separate bank account.

     If any of the above changes occur, any new offering may be made by means of a post-effective amendment.

     We will sell the shares in this offering through Evgeny Smirnov, our sole officer and director. He will receive no commission from the sale of any shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

    3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

     Evgeny Smirnov is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He will not participate in selling and offering securities for any issuer more than once every twelve months.

     Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various locations where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Smirnov will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

     Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

     We intend to sell our shares outside the United States.

Section 15(g) of the Exchange Act

     Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

      Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, FINRA's toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 240 days, or sooner if the offering is completed or otherwise terminated by us.

We will not accept any money until this registration statement is declared effective by the SEC.

 Procedures for Subscribing

     If you decide to subscribe for any shares in this offering, you must

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execute and deliver a subscription agreement; and

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deliver a check or certified funds to us for acceptance or rejection.

     All checks for subscriptions must be made payable to “Myriad International, Corp.”

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

     We are a development stage corporation and have not started operations or generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.

    This is because we have not generated any revenues and no revenues are anticipated until we develop our website, and implement our marketing plan. We believe our website will be operational 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by shareholders in our company. We must raise cash to implement our project and begin our operations. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months. We will not begin operations until we raise money from this offering.

     To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business. If we are unable to successfully negotiate strategic agreements with suppliers of Structural Isolated Panels, or if we are unable to successfully introduce SIP to the Russian market and attract enough purchasers to buy our product, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

     If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year but with limited funds available to develop growth strategy. If we raise the maximum amount, we believe the money will last for more than a year, and also provide funds for growth strategy. If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional financing. Other than as described in this paragraph, we have no other financing plans.

Plan of Operation

     Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate all our efforts on raising capital during this period. We do not plan to begin business operations until we complete our public offering.

         Upon completion of our public offering, our specific goal is to profitably sell our product. Our plan of operations is as follows:

1.

Once we have completed the offering, we will begin to develop our website. We believe that it will cost between $4,000 and $10,000 for our website to be operational. It will take up to 90 days from the time when we complete our public offering for our website to be operational.  Our website will display information about us, the variety of SIPs we will offer from different manufactures, advantages of SIP against other building materials, installation instructions and other information.

2.

Upon the completion of the offering, we plan to set up office in Russia and acquire the necessary equipment we need to begin operations. We believe that it will cost at least $2,000 to set up and obtain the necessary equipment to begin operations. Our sole officer and director will handle our administrative duties.

3.

 After our office is established, we intend to contact and negotiate with suppliers of Structural Insulated Panels. We will examine product from different suppliers and negotiate their terms and conditions. Also, we will negotiate the price and our possible commission, incase our clients purchase directly from our suppliers through our referral. We believe we should have the minimum of three agreements negotiated within 30 days of setting up our office. The negotiation of additional agreements with suppliers and the development of our website will be ongoing during the life of our operations.

4.

After we have agreements with SIP suppliers and start developing our website, we will begin to market Structural Insulated Panels in Russia. We intend to start negotiation with various building materials suppliers, homebuilders and constructors in Russia. We plan to attend trade shows and exhibitions in our industry. Marketing is an ongoing matter that will continue during the life of our operations. We also believe that we should begin to see results from our marketing campaigns within 60 days from its initiation, or 90 days after we set up our office.

5.

Once, potential customers begin to purchase our products, we intend to hire 1 or 2 part-time salespersons with good knowledge and broad connections to the construction industry to introduce Structural Insulated Panels to the Russian market. The salesperson’s job would be to find new potential purchasers, and to set up agreements with them to purchase our products.

In summary, we should be in full operation and selling our products within 120 days of completing our offering. Until we have executed agreements with North American SIP suppliers, potential purchasers in Russia, and completed the development of our website, we do not believe that our operations will be profitable. If we are unable to negotiate suitable terms with SIP suppliers, or if we are unable to find purchasers to buy SIP, we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited operating history; need for additional capital

     There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on November 6, 2008 to January 31, 2009

     During the period we incorporated the company, and prepared a business plan. Our loss since inception is $714 of which $10 is for bank charges and $704 is for a incorporation service fee. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 120 days after we complete this offering.

     Since inception, we have sold 3,000,000 shares of common stock to our sole officer and director for $3,000.

Liquidity and capital resources

     As of the date of this prospectus, we have yet to generate any revenues from our business operations.

     We issued 3,000,000 shares of common stock through a Section 4(2) offering in December 2008. This was accounted for as a sale of common stock.

     As of January 31, 2008, our total assets were $2,990 and our total liabilities were $704 comprising of $704 owning to Evgeny Smirnov, our sole officer and director.

BUSINESS

General

     We were incorporated in the State of Nevada on November 6, 2008. We have not started operations. We intend to export SIP from U.S. and Canada and sell them in Russia. We plan to develop a website (www.myriadisp.com) that will display a variety of Structural Insulated Panels. We have not generated any revenues and the only operation we have engaged in is the development of a business plan. We maintain our statutory registered agent's office at 2840 Hwy 95Alt S. #7, Silver Springs, NV 89429. Our business office is located at 848 N. Rainbow Blvd. #2167, Las Vegas, NV 89107. Our telephone number is 415-504-3659.

     We have not begun operations and will not begin operations until we have completed this offering. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

Product

We intend to export Structural Insulated Panels (SIP) from North America to Russia. Structural Insulated Panels have become a widely used alternative construction material for homes, small commercial and other buildings. SIPs, are a composite building material. They consist of a sandwich of two layers of structural board with an insulating layer of foam in between. The board is usually oriented strand board (OSB) and the foam is either expanded polystyrene foam (EPS), extruded polystyrene foam (XPS) or polyurethane foam. It is interesting to note that the two facings of a SIP and the foam core are nonstructural by themselves. However, when the facing, foam core, and proper adhesives are pressure laminated under the right conditions, these materials act synergistically to form a composite product far stronger than the sum of its individual parts. The rigid insulation core of the SIP performs as a web, while the OSB sheathing exhibits the same properties as the flanges. SIPs replace several components of conventional building such as studs and joists, insulation, vapor barrier and air barrier. As such they can be used for many different applications such as exterior wall, roof, floor and foundation systems.

Below is a list of advantages of SIP compared to conventional building methods such as Stick Frame Construction. (Stick Frame is a building method without prefabricated parts or building panels; it consists of skeletal framing system using thin columns spaced closely together)

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Ease of Installation. Simplicity is the key to a successful construction. Structural Insulated Panels can be installed faster and more easily than any other construction material. Three person crew can expect to enclose a simple 2000 square foot home in a week or less. SIPs can be cut with inexpensive saws and attached to timbers with annular nails. Windows and doors are installed easily because the panels are designed to accommodate standard building materials. A saw cut is all that is required for the window or door opening.

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Energy Efficiency and Comfort. SIP system decreases cooling and heating costs because they form a solid thermal envelope around the structure using less dimensional lumber for wood studs, sills and headers than typical construction methods. This substantially reduces air infiltration compared with conventional construction techniques. The solid core of EPS insulation also eliminates the convection looping that can occur in typical stick frame construction as a result of gaps and spaces within batt insulation placed between studs. The resulting energy efficiency provided SIP generally allows heating and cooling equipment to be downsized, reducing initial capital costs and operating costs.

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Reduced Air Leakage. Air leakage is one of the biggest sources of energy loss in most buildings. Air leakage test procedures are often used to determine the energy efficiency of new building construction. The air leakage rate for building construction is quantified in terms of the number of air changes per hour (acph). An air change is defined as one air volume change. Air leakage rates vary widely for different types of house construction with values of 0.2 acph or lower achievable for energy efficient house construction. In addition to providing wall and roof assemblies with higher effective thermal resistance values the “closed cavity” design provided by SIPs can result in a building with significantly lower air leakage.

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Superior strength.  Recent research has shown that the structural integrity of a SIP building is significantly superior to a conventional stick framed house in terms of compressive resistance, flexural strength, shear resistance, and uplift resistance. SIPs have undergone exhaustive testing by many third party agencies, and SIPs have proven themselves to be a powerful alternative to the standard fiberglass-stick frame. If the research wasn't evidence enough, there are many SIP homes that can be found in the real world, many which are decades old without any structural damage or weakening. Furthermore, many SIP homes have survived earthquakes and hurricanes in areas where their counterparts: stick-built homes were destroyed. For example, a SIP was struck by the path of a tornado in the town of Clermont, Georgia in March 1998. The tornado destroyed 7 homes in the vicinity, and while the SIP home lost half of its shingles, the house sustained no structural damage. In another case, a 1993 earthquake shook the ground in Kobe, Japan, crippling a large portion of the city. However, the homes built with SIPs escaped virtually unscathed. Recently, Japan has seen a large boom in SIPs sales and manufactures, largely in part to this disaster. The ability of a SIP to withstand recent forces of nature is perhaps the true testament to their superior structural performance.

-      SIPs are resource efficient. SIP panels are extremely resource efficient and as such support the green building industry. For starters, there is little doubt that there is much less wood required to construct a SIP shell than in a conventional stick-frame. The OSB that is used as the facings in a SIP panel comes from younger growing farm trees, which are generally regarded as a renewable and sustainable resource. These trees such as aspen and spruce are harvested from fast growing crop forests and thus no old-growth timber is used. Wood savings are not the only advantage when building with SIP panels. SIP homes offer greater thermal performance than their conventional stick framed counterparts. Since SIPs are highly energy efficient, it requires less polluting fossil fuels to heat and cool a SIP home. Finally, many SIP homes generate less on the site construction waste. This not only saves the consumer money from rising and expensive trash removal and management fees, but it reduces pollutants in environment, an extremely environmentally friendly idea.

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SIPs are affordable. Building with SIPs can be extremely cost effective. By the nature of their construction, SIPs can be erected more rapidly than traditional stick frames. This increased efficiency results in less labor costs and therefore monetary savings. SIPs can often be produced much cheaper than the individual components that make up an insulated stick framed wall. Moreover, the SIPs erection process is much cleaner and avoids the unpleasant installation of fiberglass. Additionally, SIP builders generally reduce jobsite waste which is environmentally advantageous and reduces disposal costs.

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Straighter walls. All stud wall or a piece of dimensional lumber, have curves, twists, cups, and bulges. This is often due to moisture penetration, poor storing conditions, and/or inferior quality of lumber. However, this does not occur with SIP panels. SIP walls have a continuous wood surface that is crucial for a solid nail-base for both exterior and interior finishes. This is an important feature since the drywall contractor no longer has to search for studs to place fasteners and screws. This allows drywall contractors to complete the work faster and easier resulting in a less expensive and superior final finish. Interior finishes such as cabinetry, moldings, flooring, and others can be much easier installed on SIP walls than stud walls since there is a continuous attachment surface. This allows greater design for cabinet makers since they are no longer constrained to expansions ending with studs. Heavy picture frames can be installed anywhere on SIP walls and are not limited to stud structures behind the drywall.

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Wave of the future. Many industry professionals believe SIPs will evolve from a relatively unknown alternative building technology' to the forefront of conventional stick framing, for residential and light commercial construction. While the numbers vary, many industry leaders predict that SIP panel homes will continue to grow at rate of more than 35% per year.  Increased energy costs, heightened environmental consciousness, raising prices of raw materials, and increased labor costs, should continue to fuel the demand for SIPs.  As this demand reaches the capacity level of most manufactures, the economics of scale should bring the costs of SIPs even lower, making SIP panels an attractive building technology to the consumer.

History of SIP

Although foam-core panels gained attention in the 1970s, the idea of using stress skinned panels for construction began in the 1930s. Research and testing of the technology was done primarily by Forest Products Laboratory (FPL) in Madison, Wisconsin as part of U.S. Forest Service's attempts to conserve forest resources. In 1937, a small stressed-skin house was constructed and garnered enough attention to bring in First Lady Eleanor Roosevelt to dedicate the house. In a testament to the durability of such panel structures, it has endured the severe Wisconsin climate and is currently being used by University of Wisconsin-Madison as a day care center. With the success of the stress skinned panels, it was suggested stronger skins could take all of the structural load and eliminate the frame altogether. Thus in 1947, structural insulated panel development began with corrugated paperboard cores were tested with various skin materials of plywood, tempered hardboard and treated paperboard. The building was dismantled in 1978 and most of the panels retained their original strength with the exception of paperboard which is unsuited to outdoor exposure. Panels consisting of polystyrene core and paper overlaid with plywood skins were used in a building in 1967 and the panels have performed well to the present day.

Construction

The construction of a SIP home or commercial building begins with the construction documents.  Once the construction documents are in the hands of a SIP manufacturer, dealer/distributor, or design professional, they are converted to SIP shop drawings that give the dimensions of each individual panel. The shop drawings are reviewed by the builder, engineer, the building owner, and other involved parties.  Once the shop drawings are finalized, the SIPs are fabricated and shipped to the jobsite for installation.

Dimensions

Commonly, manufactured wall panels are 4 to 24 feet wide and 8 or 9 ft. high, made in standard thickness of 4 ½ " to 6 ½". The foam core is typically held back from the edge to allow the panel to accept 2x4 top and bottom plates. Thicknesses of up to twelve inches are available for roof panels where greater insulation is needed. The core material of thicker panels usually corresponds to standard lumber dimensions, so that board stock may be used for splines and plates. Panel lengths can vary to accommodate higher ceilings or roof spans up to 24 ft. A 4x8x4½" SIP weighs about 100 lbs.

Suppliers of SIP

North America producers are leaders in SIP manufacturing. There are many manufactures across North America with different type of panels and services. SIP suppliers can be found by Internet search or through SIPA- Structural Insulated Panel Association (http://www.sips.org). SIPA is an association that unites all SIP producers and distributors of Structural Insulated Panels. Its mission is to increase the use and acceptance of SIPs by providing forum for promotion, communication, education, research, and quality assurance.

All producers use most advanced technology- computer aided manufacturing (CAM) technology.  Using these systems, computerized architectural drawings (CAD drawings) can be converted to the necessary code to allow automated cutting machines to fabricate SIPs to the specific design of a building.

To date, we have contacted several North American manufactures of SIPs that agreed to produce SIP according to our specific design. The price range is from $6 USD to $10 USD for square foot depending on complexity, design and thickness. However, we do not have any written agreements with the manufacturers, and the actual price can be different at the time of purchase.

Marketing Our Product

We plan to market our product in the Russian Federation. Most of Russia, especially northeastern parts experiences extremely cold temperatures during the winter months.  SIPs are energy efficient, are good at retaining heat and can easily withstand temperatures of up to -50 degrees Celsius (-58 degrees Fahrenheit). Whereas it takes more than one year to build one family house or small building by traditional technologies in Russia, with introduction of SIP technologies the time of construction can be significantly reduced. As there are no SIP manufactures in Russia, SIP can be only imported from other countries. We intend to supply our clients with SIPs from manufactures in North America where they have improved the quality of SIPs as they have been tested for many years in harsh climates in Canada and north eastern states of US.

We will request pre-payment from our clients and ask them to provide delivery instructions when they order our products.  Once the order is completed, and payment is received, we will place an order with the North American supplier of SIPs and arrange shipping directly to our client. Prepayment will reduce the amount of cash we will need to have on hand. Also by delivering the product directly to the client, will eliminate the need for a warehouse facility.  It is likely that some of our clients will not be willing to prepay and wait for the product, potentially resulting in a loss of sales for us. Also it is likely that some of our clients will attempt to circumvent our services by purchasing directly from our suppliers. To discourage this practice, we will attempt to negotiate wholesale discounts with our suppliers so that we can offer our customers a lower price than if they would purchase directly from our suppliers.  However, there is no guarantee that we will be able to negotiate such lower prices and we may lose business. In the future, we may establish a warehouse facility in Russia so that we can attract more customers that prefer to inspect and pick up their order at the time of payment. The prices that we will charge our clients for such product will be substantially higher reflecting the added convenience to the customer and the added cost to us.

 Initially, our services will be promoted by our President. He will discuss our product with his friends and business associates. The marketing and advertising will be targeted to building material distributors, homebuilders and building contractors. We intend to develop and maintain a database of potential clients who may want to buy SIPs. We will follow up with these clients periodically and offer them free samples, presentations and special discounts from time to time.  Our methods of communication will include: phone calls, email, and regular mail. We will ask our satisfied clients for referrals.

 We will market and advertise our product on our web site by showing its advantages over alternative building materials. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials.

As well, we are going to negotiate with government authorities in Russia as there is a special state program for “affordable housing”, whose goal is to build more residential housing. SIPs homes can be built very quickly, they are environmentally friendly and affordable.

We also plan to attend trade shows in our industry to showcase our product with a view to find new customers.

 Revenue

    The company’s revenues will be the difference between what we charge our clients for our products and what we pay for SIPs to our suppliers. In the case where our clients buy directly from the manufacturers we will try to negotiate a commission from the sellers. However there is no guarantee that we will receive such commission payment in every case or at all, resulting in loss of profits.  The commissions and the spread that we earn will be different each time and negotiated on a case by case basis.  We expect to earn approximately ten percent from the total purchase price. We may also provide separate services for SIP buyers such as consulting, preparation of documentation, or finding other building materials. We will charge extra fees for such services.

Competition

    Although, there are few suppliers of SIPs in Russia at the current time, we expect competition to intensify in the future. Competitors will include companies with substantial customer bases and working history. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Insurance

     We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

     We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees on an as needed basis.

Offices

     Our offices are currently located at 848 N. Rainbow Blvd. #2167, Las Vegas, NV 89107. Our telephone number is 415-504-3659.

Government Regulation

     We are not currently subject to direct federal, state or local regulation and we do not believe that government regulation will have a material impact on the way we conduct our business.

MANAGEMENT

Officers and Directors

     Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Evgeny Smirnov	33	President, Principal Executive Officer, Secretary,
848 N. Rainbow Blvd. #2167		Treasurer, Principal Financial Officer, Principal
Las Vegas, NV		Accounting Officer and sole member of the Board of
89107		Directors.

 The person named above has held his offices/positions since inception of our company and are expected to hold his offices/positions until the next annual meeting of our stockholders.

Biographical Information and Background of officers and directors

      Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years.

      Mr. Smirnov has acted as our sole Officer and Director since our incorporation on November 6, 2008. He graduated with a Bachelor of Aircraft Engineering from Krasnoyarsk Aircraft Institute in June 1998. After graduation until present time, Mr. Smirnov has been working at Smart-Tour Company, a large holding company whose business is involved in many industries such as the travel industry, wholesale and retail trade, car servicing, production of goods, real estate, development and construction. Mr. Smirnov is a head of the development and construction department at Smart-Tour Company.  Mr. Smirnov intends to devote approximately 35% of his business time to planning and organizing activities for our company.     During the past five years, Mr. Smirnov has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Smirnov was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Smirnov’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

     We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

     The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us for the last three fiscal years ending January 31, 2009 for each of our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
Evgeny	2008	0	0	0	0	0	0	0	0
Smirnov	2009	0	0	0	0	0	0	0	0
President

We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

     The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

     The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR’S COMPENSATION TABLE

		Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Evgeny Smirnov	2008	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

     Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After
	Number of	Ownership	Assuming all of	the Offering
Name and Address	Shares Before	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	the Offering	Offering	Sold	Shares are Sold
Evgeny Smirnov	3,000,000	100%	3,000,000	66.67%

[1]        The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Smirnov is the only "promoter" of our company.

Future sales by existing stockholders

     A total of 3,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

     There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 3,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

-

have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

-

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

-

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

-

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

 Currently no preferred shares are issued and outstanding.

Non-cumulative voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 66.67% of our outstanding shares.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

     Our stock transfer agent for our securities is SIGNATURE STOCK TRANSFER INC., 2632 Coachlight Court, Plano, Texas 75093. Its telephone number is (972) 612 - 4120.

CERTAIN TRANSACTIONS

     In December 2008, we issued a total of 3,000,000 shares of restricted common stock to Evgeny Smirnov, our sole officer and director in consideration of $3,000.

     Further, Mr. Smirnov has advanced funds to us. As of November 6, 2008, Mr. Smirnov advanced us $704. Mr. Smirnov will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Smirnov. Mr. Smirnov will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Smirnov does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Smirnov or the repayment of the funds to Mr. Smirnov. The entire transaction was oral.

LITIGATION

     We are not currently a party to any legal proceedings. Our address for service of process in Nevada is at 2840 Hwy 95Alt S. #7, Silver Springs, NV 89429.

EXPERTS

Our financial statements for the period from inception to January 31, 2009, included in this prospectus have been audited by George Stewart, CPA (PCAOB Registered) as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Dean Law Corp., has provided an opinion on the validity of our common stock. We have retained them solely for the purpose of providing this opinion and for a review of our registration statement.

FINANCIAL STATEMENTS

MYRIAD INTERNATIONAL, CORP.

(A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS

JANUARY 31,2009

GEORGE STEWART, CPA

2301 SOUTH JACKSON STREET, SUITE 101-G

SEATTLE, WASHINGTON 98144

(206) 328-8554  FAX(206) 328-0383

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Myriad International Corp.

I have audited the accompanying balance sheet of Myriad International Corp. (A Development Stage Company) as of January 31, 2009, and the related statement of operations, stockholders’ equity and cash flows for the year ended January 31, 2009and for the period from November 6, 2008 (inception), to January 31, 2009.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Myriad International Corp., (A Development Stage Company) as of January 31, 2009, and the results of its operations and cash flows the year ended January 31, 2009and from November 6, 2008 (inception), to January 31, 2009 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note # 2 to the financial statements, the Company has had no operations and has no established source of revenue.  This raises substantial doubt about its ability to continue as a going concern.  Management’s plan in regard to these matters is also described in Note # 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ George Stewart

_____________________

Seattle, Washington

February 20, 2009

MYRIAD INTERNATIONAL, CORP. (A Development Stage Company) Balance Sheet
Assets

January 31,
2009
Current Assets
Cash	$2,990
Total Assets	$2,990

Liabilities and Stockholders’ Equity (deficit)

Long Term Liabilities
Loan from Director	$704
Total Long Term Liabilities	$704

Stockholders’ Equity (deficit)

Common stock, $0.001par value, 75,000,000 shares authorized;
3,000,000 shares issued and outstanding as of January 31, 2009	3,000

Additional paid-in-capital	-
Deficit accumulated during the development stage	(714)
Total stockholders’ equity (deficit)	2,286
Total liabilities and stockholders’ equity (deficit)	$2,990

The accompanying notes are an integral part of these financial statements.

F-2

MYRIAD INTERNATIONAL, CORP. (A Development Stage Company) Statement of Operations
From Inception on November 6, 2008 to January 31, 2009

Expenses
General and Administrative Expenses	$714
Net (loss) from Operation before Taxes	(714)
Provision for Income Taxes	0
Net (loss)	$(714)

(Loss) per common share – Basic and diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding	3,000,000

The accompanying notes are an integral part of these financial statements.

MYRIAD INTERNATIONAL, CORP. (A Development Stage Company) Statement of Stockholders’ Equity From Inception on November 6, 2008 to January 31, 2009
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated During development stage	Total
Balance at inception on November 6, 2008
December 5,2008
Common shares issued for cash at $0.001	3,000,000	$ 3,000	$ -	$ -	$ 3,000
Net (loss)				(714)	(714)
Balance as of January 31, 2009	3,000,000	$ 3,000	$ -	$ (714)	$ 2,286

The accompanying notes are an integral part of these financial statements.

MYRIAD INTERNATIONAL, CORP. (A Development Stage Company) Statement of Cash Flows
From Inception on November 6, 2008 to January 31, 2009
Operating Activities
Net (loss)	$(714)
Net cash (used) for operating activities	(714)

Financing Activities
Loans from Director	704
Sale of common stock	3,000
Net cash provided by financing activities	3,704

Net increase (decrease) in cash and equivalents	2,990

Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$2,990

Supplemental cash flow information:

Cash paid for:

Interest	$-
Taxes	$-

Non-Cash Activities	$-

The accompanying notes are an integral part of these financial statements.

F-5

MYRIAD INTERNATIONAL, CORP.

(A Development Stage Company)

Notes To The Financial Statements

January 31, 2009

1. ORGANIZATION AND BUSINESS OPERATIONS

MYRIAD INTERNATIONAL, CORP. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on November 6, 2008.  The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises (“SFAS No.7”). Company intends to commence operations in the business of exporting Structural Insulated Panels (SIP) from US and Canada to Russia. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception, November 6, 2008 through January 31, 2009 the Company has accumulated losses of  $714.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $714 as of January 31, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

  c) Cash and Cash Equivalents

 The Company considers all highly liquid instruments with a maturity  of  three months or less at the time of issuance to be cash equivalents.

 d) Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual  results  could differ from those estimates.

  e) Foreign Currency Translation

The Company's functional currency and its reporting currency is the United  States dollar.

 f) Financial Instruments

The  carrying value of the Company's  financial  instruments  approximates their fair value because of the short maturity of these instruments.

MYRIAD INTERNATIONAL, CORP.

(A Development Stage Company)

Notes To The Financial Statements

January 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

g) Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with SFAS No.  123  and  123 (R).  To date, the Company has not adopted a stock option plan and has not granted any stock options.

 h) Income Taxes

 Income taxes are accounted  for  under  the  assets  and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial  statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets  and  liabilities are measured using enacted tax rates  in effect for the year in which  those  temporary differences are expected to be recovered or settled.

 i) Basic and Diluted Net Loss per Share

 The Company computes net loss per share in  accordance  with SFAS No. 128,"Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted  earnings  per  share  (EPS) on the face of the income  statement.

 Basic  EPS  is  computed   by  dividing  net  loss  available  to   common shareholders  (numerator)  by  the   weighted  average  number  of  shares outstanding (denominator) during the period.  Diluted EPS gives effect  to all potentially  dilutive  common  shares  outstanding during  the period. Diluted  EPS excludes all potentially dilutive shares if their   effect is anti-dilutive.

j) Fiscal Periods

The Company's fiscal year end is January 31.

k) Recent Accounting Pronouncements

 In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of  premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

MYRIAD INTERNATIONAL, CORP.

(A Development Stage Company)

Notes To The Financial Statements

January 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

 In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

 In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations.’This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

MYRIAD INTERNATIONAL, CORP.

(A Development Stage Company)

Notes To The Financial Statements

January 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

3. COMMON STOCK

The authorized capital of  the Company is 75,000,000 common shares with a  par value of $ 0.001 per share.

On December 5, 2008, the Company issued 3,000,000 shares of  common stock at a price of $0.001 per share for total cash proceeds of $3,000.

During the period November 6, 2008  (inception)  to January 31, 2009, the Company  sold  a  total of 3,000,000 shares of common stock  for  total  cash proceeds  of  $3,000.

4. INCOME TAXES

 As of January 31, 2009, the Company had net operating loss carry forwards of approximately $714 that may be available to reduce future years’ taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5. RELATED PARTY TRANSACTIONS

The sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, he may face a conflict in selecting between the Company and his other business opportunities.   The   Company   has   not formulated a policy for the resolution of such conflicts.

Evgeny Smirnov, sole officer and director of the Company, will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company’s upcoming SB-2 offering.  He will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

While the Company is seeking additional capital, Mr. Smirnov has advanced funds to the Company to pay any costs incurred by it.  These funds are interest free.  The balance due Mr. Smirnov was $ 704 on January 31, 2009.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$2.95
Printing Expenses	$197.05
Accounting Fees and Expenses	$3,500.00
Legal Fees and Expenses	$2,000.00
Transfer Agent Fees	$2,300.00
TOTAL	$8,000.00

ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article XII of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.
2.	Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

     Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Evgeny Smirnov	December 4, 2008	3,000,000	$3,000.00

     We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16.     EXHIBITS.

     The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
5.1	Opinion of Dean Law Corp.
23.1	Consent of George Stewart, CPA (PCAOB Registered)

ITEM 17.     UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.

To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Moscow, Russian Federation on this 26th day of February 2009.

MYRIAD INTERNATIONAL, CORP.

BY:  /s/ EVGENY SMIRNOV
 Evgeny Smirnov, President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and sole member of the Board of Directors.

EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws
5.1	Opinion of Dean Law Corp.
23.1	Consent of George Stewart, CPA